SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported): September 27, 1999

                                  PEAPOD, INC.
             (Exact name of registrant as specified in its charter)



         Delaware                                               0-22557
(State or Other Jurisdiction of Incorporation)          (Commission File Number)

     36-4118175
(IRS Employer Identification No.)

9933 Woods Drive
Skokie, Illinois                                                60077
(Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code:  (847) 583-9400



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Item 5.  Other Events.
As described in a press release issued by Peapod, Inc. (the "Company") on September 27, 1999:

On September 27, 1999 William Malloy accepted an offer of employment with the Company as its President and Chief Executive Officer. The principal terms of Mr. Malloy's employment are outlined below and will be formalized in an employment agreement to be entered into between Mr. Malloy and the Company.


Summary of Principal Terms of Employment Agreement between William Malloy ("Executive") and Peapod, Inc., September 23, 1999.

1. Position: President and Chief Executive Officer. Executive will also be elected a director of the Company. Executive's employment will commence as of the date of his acceptance, and he will assume these positions as soon as possible, and in any event no later than November 1, 1999.

2. Term: Through December 31, 2003, with a daily three-year evergreen feature effective December 31, 2001, so that the remaining term will always be at least three years, subject to either party being able, by written notice, to stop further operation of that evergreen feature, and provided further that Executive's employment may be terminated on notice by either party pursuant to the Severance Agreement (referred to below).

3. Annual Salary:  $350,000 through  12/31/00,  subject to increase  thereafter.
Executive to be given opportunity to forego all or a portion of the annual salary in return for equity-based awards of equivalent value.

4.       Bonuses:

         (1) Beginning in 2000, annual performance bonus based upon the terms and conditions of the Company's Executive Bonus Plan, with target at 50% of salary, and maximum at 100% of salary.

         (2) Additional bonuses as awarded in the discretion of the Board of Directors.

         (3) Executive to be given opportunity to forego all or a portion of the bonus in return for equity-based awards of equivalent value.

5. Group/Executive Benefits: Participation by Executive and his family, on terms no less favorable to Executive than the terms offered to other senior executives of the Company, in any group and/or executive life, hospitalization or disability insurance plan, health program (with COBRA equivalent premiums paid on a grossed-up basis during any waiting period), pension, profit sharing, 401(k) and similar benefit plans (qualified, non-qualified and supplemental) or other fringe benefits of the Company, including automobile allowance, club memberships and dues, and similar programs as in effect from time to time (collectively referred to as the "Benefits").

6.       Equity Based Incentive Compensation:

         (1) Initial grant on date of employment of ten-year option with respect to 1,100,000 shares, to vest as to 350,000 of the shares on the date hereof and as to 187,500 of the shares on each of the first four anniversaries of the commencement of Executive's employment with the Company. The exercise price for the option will be equal to the opening NASDAQ price on the date hereof (the "Employment Date Price"). In the event of termination of the Executive's employment without Cause or his resignation for Good Reason (as defined in the Severance Agreement referred to below), or in the event of any termination of employment after the option has fully vested, the option will remain exercisable for a period of three years following any such termination of employment (but not later than the tenth anniversary of the grant date).

         (2) Executive shall be eligible to receive future grants under the Company's stock incentive programs consistent with competitive pay practices generally and with awards made to other senior executives of the Company as determined by the Board of Directors or Compensation Committee of the Company.

         (3) All equity based awards (including the sign-on incentive below) will fully vest upon a Change of Control or upon the termination of Executive's employment without Cause or his resignation for Good Reason.

         (4) In the event of termination of employment due to the Executive's death or disability, all equity-based awards (other than the performance-accelerated options described below) shall, if not otherwise fully vested, vest on the date of termination to the extent such award was scheduled to vest during the one year period following termination of employment, and such award as then vested shall remain exercisable throughout such one-year period.

7.       Sign-On Bonus and Incentives.

         (1) $2,500,000 cash payment to be made within three business days of the commencement of Executive's employment, which is not contingent on the performance of services for the Company and does not represent compensation for services rendered.

         (2) The Company will extend to Executive a share purchase loan (the "Loan") in the amount of $2,500,000 to enable the Executive to purchase from the Company $2,500,000 of common stock at a price per share equal to the Employment Date Price (as defined above). Principal and accrued interest will be due and payable on the earlier of the fifth anniversary of the date hereof (the "Maturity Date") or the termination of the Executive's employment. The principal and accrued interest will be subject to forgiveness in full on the Maturity Date if the Executive remains in the employ of the Company through such date. Some or all of the principal and interest will be forgiven upon earlier termination of employment as follows. If the Executive's employment terminates due to death, disability, termination without Cause or Executive resigns for Good Reason, or any time after a Change in Control, then the principal and interest shall be forgiven in full. Otherwise, a portion of the principal and accrued interest will be forgiven, based upon the number of full months the Executive was employed by the Company during the five-year period to the Maturity Date.

         (3) The Company will grant performance-accelerated, ten-year options with respect to 500,000 shares of common stock. Such options will be fully vested on the ninth anniversary of the date of grant, provided that the vesting will accelerate with respect to one-third of such shares if the market price of the stock reaches $16.00, with respect to an additional one-third of such shares shall if the market price reaches $32.00 and with respect to the remaining shares if the market price reaches $50.00. The market price will be deemed to have reached these plateaus as of the last day of a twenty-consecutive-trading day period during which the average closing price for the stock equals the required level.

8. Severance Agreement. Executive will be extended the Company's standard executive Severance Agreement (as filed with the SEC in connection with the Company's IPO), and the Executive shall have all the benefits thereof effective as of this date, except to the extent the terms hereof would be adversely affected by or provide greater benefits than the benefits described in the Severance Agreement; provided, however, that notwithstanding the terms of the Severance Agreement, the Executive shall receive:

         (1) lump sum payment of any cash amount  payable  upon  termination  of
employment   (other  than  a  nonqualifying   Termination  under  the  Severance
Agreement); and

         (2) a multiple and/or period for determining severance pay and benefits continuation equal to the remaining full and partial years remaining on the Term at the time of termination, but not less than 2.0 and/or two years.

9. Gross-Up Payment for Golden Parachute Taxes: If it is determined that any payment by the Company to or for the benefit of Executive, under the employment agreement or otherwise, would be subject to the federal excise taxes imposed on golden parachute payments, the Company will make an additional payment to Executive (the "Gross-Up Payment") in an amount sufficient to cover (a) any golden parachute excise tax payable by Executive, (b) all taxes on the Gross-Up Payment, and (c) all interest and/or penalties imposed with respect to such taxes.

10. Fees and Expenses: The Company will pay all reasonable professional fees and related expenses incurred by Executive in connection with the negotiation and preparation of this Agreement and the employment agreement.

11. Employee Non-Solicitation and Noncompete Agreement. The Executive shall become a party to the Company's Employee Nonsolicitation and Noncompete Agreement in the form heretofore entered into by the Company's current Chairman, President and CEO.




EMPLOYEMENT OFFER LETTER


September 23, 1999


Mr. William Malloy

Dear Bill:

         It is my pleasure to extend to you an offer of employment with Peapod, Inc. (the "Company"), upon the terms set forth in the attached term sheet (such terms to be formalized as soon as possible in an employment agreement between you and the Company). This offer has been approved by the Board of Directors of the Company and will remain open for your acceptance until 11:00 p.m. (C.D.T.) September 27, 1999. Please signify your acceptance of such employment by signing as indicated below, at which your employment will commence. This letter agreement may be executed in counterparts.

/s/ Andrew B. Parkinson
Andrew B. Parkinson
Chairman of the Board Peapod, Inc.

(Date)  9/27/99


/s/ William Malloy
William Malloy

(Date)  9/27/99

                                   SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                  PEAPOD, INC.
                                  (Registrant)


                                    By:  /s/ Dan Rabinowitz
                                Senior Vice President - Chief Financial Officer



Date:  October 7, 1999